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                                                                           EX-11

                      SYRATECH CORPORATION AND SUBSIDIARIES
             COMPUTATION OF NET INCOME PER COMMON SHARE (UNAUDITED)

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              Three Months Ended
                                                                   March 31,
                                                              ------------------
                                                               1996        1995
                                                              ------     -------
WEIGHTED AVERAGE NUMBER OF
   SHARES OUTSTANDING:

Common stock .............................................     8,674      11,700
Common equivalent shares resulting from stock options
   (treasury stock method) ...............................         7          12
                                                              ------     -------
          Subtotal .......................................     8,681      11,712

Adjustment to reflect the requirements of the SEC:
Common equivalent shares resulting from stock options
(treasury stock method) ..................................        97          89
                                                              ------     -------
              Total ......................................     8,778      11,801
                                                              ======     =======
Income from continuing operations ........................    $   90     $     7
Income from discontinued operations ......................                 2,572
                                                              ------     -------
    Net income ...........................................    $   90     $ 2,579
                                                              ======     =======
Net Income Per Common Share:
Income from continuing operations ........................    $ 0.01     $  0.00
Income from discontinued operations ......................                  0.22
                                                              ------     -------
    Net income ...........................................    $ 0.01     $  0.22
                                                              ======     =======
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